EXHIBIT 10.1

CONSOLIDATION AGREEMENT

THIS CONSOLIDATION AGREEMENT (this “Agreement”) is entered into as of July 26, 2010, in Beijing, People’s Republic of China (“PRC”), by and between

Tri-Tech Holding Inc., a company incorporated and existing under the laws of the Cayman Islands, with its executive offices located at: 5D, Tower A, Building 2, Business Center Jinyaun Shidai, No. 2 East Road Landianchang, Haidian District, Beijing, People’s Republic of China 100097 (the “Party A”);

And

Cheng Guang, a citizen of PRC, ID number 110105196301130950;

Ma Hongzhi, a citizen of PRC, ID number 370631197202121015.

(Cheng Guang and Ma Hongzhi are collectively referred as to “Party B”)

(Party A and Party B are collectively referred as to “Both Parties”)

WHEREAS, Party A is a company listed on the NASDAQ Capital Market; Party A directly owns all the issued and outstanding equity interests in Tri-Tech International Investment Inc.(“TTII”), a company incorporated and existing under the laws of the British Virgin Island (“BVI”); and TTII owns all the issued and outstanding equity interests in Tri-Tech (Beijing) Co., Ltd.(“TTB”), a wholly foreign owned enterprise incorporated and existing under the laws of PRC;

WHEREAS, Party B owns all the issued and outstanding equity interests in Beijing Satellite Science & Technology Co. Ltd.(“BSST”), a domestic company incorporated and existing under the laws of PRC;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and warranties contained herein, Both Parties hereto agree as follows:

1. Consolidation of BSST into Party A. Party B agrees to have BSST consolidated into Party A. To effectuate such consolidation, Party B, BSST and TTB shall execute a series of contractual agreements(the “Contractual Agreements”), so as to make BSST a variable interest entity of TTB. The Contractual Agreements are attached as Exhibit A hereto.

2. Establishment of BVI Holding Company. Party B shall establish Main Bright Investments Limited, a BVI holding company (“Main Bright”), to hold the ordinary shares Party will issue pursuant to this Agreement.

3. Consideration of the Consolidation. Party A shall pay Party B an aggregate of $3,800,000 USD as the consideration for the consolidation of BSST into Party A, to be allocated as follows:

3.1. Party A’s New Shares. Party A shall issue 260,000 ordinary shares to Main Bright (“Party A’s New Shares”). The aggregate value of Party A’s New

Share shall be $2,353,000 USD, based upon the closing price of Party A’s ordinary shares on the Nasdaq Capital Market previous trading period as of the effective date of this Agreement (i.e. closing price on July 23, 2010, $9.05USD per share);

3.2. Cash. Party A shall entrust TTII to pay Main Bright a sum of $1,447,000 USD in cash or immediately available funds (“Cash Consideration”).

4. Transaction Arrangement. In order to expedite the consolidation hereunder, Both Parties agree to complete the transaction arrangement under this Article in a timely manner:

4.1. Execution of Contractual Agreements. Party B, BSST and TTB shall duly execute Contractual Agreements as of the effective date of this Agreement.

4.2. Establishment of Main Bright. Party B shall complete the establishment of Main Bright within five (5) calendar days as of the effective date of this Agreement.

4.3. Payment of Consideration. Party A shall pay the Cash Consideration to Main Bright through TTII within fifteen (15) calendar days as of the establishment of Main Bright; and Party A shall complete the issuance of Party A’s New Shares to Main Bright within ninety (90) days as of the establishment of Main Bright. Such shares shall be shares unregistered pursuant to the Securities Act of 1933, as amended.

5. Representations and Warranties of Party A. Party A hereby represents, warrants and covenants that:

5.1 Necessary Authority. Party A has obtained all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the consolidation contemplated hereby and to perform its obligations hereunder.

5.2 Ownership of Equity Interests. Party A directly owns all the issued and outstanding equity interests in TTII; TTII directly owns all the issued and outstanding equity interests in TTB; and, thus, Party A indirectly owns all the issued and outstanding equity interests in TTB.

6. Representations and Warranties of Party B. Party B hereby represents, warrants and covenants that:

6.1 Necessary Authority. Party B has obtained all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the consolidation contemplated hereby, and to perform its obligations hereunder.

6.2 Ownership of Equity Interests. Party B owns all the issued and outstanding equity interests in BSST.

7. Mutual Assistance. Both Parties shall assist each other in processing the approval (if any) and change registration procedures with the authorities with competent jurisdiction over the consolidation hereunder.

8. Liability for Breach of Agreement.

8.1 The following events, to the extent they occur after the execution of this Agreement, shall constitute a breach under this Agreement: (i) the breach of any term of this Agreement; or (ii) the breach of any representations, warranties or covenants herein.

8.2 If any Party breaches this Agreement, the non-defaulting Party shall have the right to terminate this Agreement or to require the defaulting party continuing to perform, and the non-defaulting party shall have the right to claim all of its loss (including direct loss and the cost and expense of the claiming) to the defaulting party.

9. Miscellaneous.

9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of Both Parties. Notwithstanding the foregoing, neither Party to this Agreement may assign this Agreement without the prior written consent of the other Party. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed telex, facsimile or electronic transmission (including e-mail) if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such Party may designate by 10 days advance written notice to the other Party hereto.

9.4 Amendments. Any term of this Agreement may be amended, only with the written consent of Both Parties.

9.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.6 Entire Agreement. This Agreement constitutes the entire agreement between Both Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein.

10. Governing Law and Dispute Resolution. This Agreement shall be governed and interpreted by the laws of the Cayman Islands. Any dispute arising from interpreting or performing the Agreement shall be settled through negotiation of Both Parities, if the settlement is unable to obtain, any Party may bring a lawsuit to the jurisdiction of competent court.

11. Effect of the Agreement. This Agreement shall take effect after the execution of Both Parities.

12. Language and Counterpart. This Agreement is written in Chinese and English. The Chinese version shall prevail in the event of any inconsistency between the English and the Chinese version. This Agreement is executed in six (6) counterparts, three (3) for each Party, and each counterpart is of the same legal effect.

[SIGNATURE PAGE TO FOLLOW]

[SIGNATURE PAGE]

IN WITNESS WHEREOF, Both Parties have executed this Agreement as of the date first above written.

Party A: Tri-Tech Holding Inc.

By: (Signature)

Name:

Title:

Address:

Party B: Cheng Guang

(Signature)

Ma Hongzhi

(Signature)

Address: